UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2018

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State of jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                          ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2018, Actuant Corporation (the “Company”) entered into an agreement (the “Agreement”) with Southeastern Asset Management, Inc. (“Southeastern”) pursuant to which the Company and its Board of Directors agreed to elect J. Palmer Clarkson and Sidney S. Simmons to the Company's Board of Directors. Additionally, Southeastern agreed that, until one day following the Company’s 2019 annual meeting of shareholders, it will not call or seek to call, or encourage any other party to call or seek to call, a special meeting of the shareholders of the Company. The Agreement further specifies Southeastern’s voting requirements and other prohibitions in the event any party other than Southeastern calls or seeks to call a special meeting of the shareholders of the Company.

The Company and Southeastern also made certain customary representations, agreed to mutual non-disparagement provisions and agreed to issue the press release attached as Exhibit 99.1 hereto.

The foregoing description of the Agreement is qualified in its entirety by reference to the full and complete terms of the Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, on March 20, 2018, the Company elected Mr. Clarkson and Mr. Simmons to the Company's Board of Directors effective the same day. The Company, as part of routine succession and governance planning, also elected Alfredo Altavilla to the Board of Directors effective the same day. Mr. Altavilla, Mr. Clarkson and Mr. Simmons (collectively the “New Directors”) will receive the Company’s standard compensation for non-employee directors, as described in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on December 4, 2017.

Mr. Altavilla currently serves as both the Chief Operating Officer of Europe, Africa and the Middle East and as the Head of Business Development at Fiat Chrysler Automobiles, reporting to the Chief Executive Officer. Prior to his current role, he served as Chief Executive Officer of Iveco (the Trucks and Commercial Vehicles Division of CNH Industrial) and as Director of Chrysler LLC.

Mr. Clarkson is the founder, President and Chief Executive Officer of Bridgestone HosePower LLC, the largest U.S. based service provider of hydraulic and industrial hoses used in construction machinery, mining, oil field equipment and general industrial applications.

Mr. Simmons is a corporate attorney focusing on business development, mergers & acquisitions and capital restructuring as part of an independent practice.

In connection with the election of the New Directors, the Company announced that Gurminder S. Bedi, R. Alan Hunter, Jr. and Dennis K. Williams (collectively the “Retiring Directors”) will step down from the Board of Directors effective immediately. In connection with their retirements, any unvested restricted stock granted to the Retiring Directors in January 2018 will vest immediately and all outstanding stock options held by the Retiring Directors will be exercisable through their respective expiration dates.

Following the election of the New Directors and the retirement of the Retiring Directors, the standing committees of the Actuant Corporation Board of Directors - Audit, Compensation, and Nominating & Governance Committees - will have the following membership:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Danny L. Cunningham (Chair)	Holly A. Van Deursen (Chair)	Robert A. Peterson (Chair)
Alfredo Altavilla	Alfredo Altavilla	J. Palmer Clarkson
Richard D. Holder	J. Palmer Clarkson	E. James Ferland
Sidney S. Simmons	E. James Ferland	Holly A. Van Deursen
	Richard D. Holder	Sidney S. Simmons
A copy of the press release announcing these appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Agreement by and between Actuant Corporation and Southeastern Asset Management, Inc. dated March 20, 2018

99.1	Press Release of Actuant Corporation dated March 21, 2018

SIGNATURE
Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: March 21, 2018	By:	/s/ Rick T. Dillon
Rick T. Dillon
Executive Vice President and
Chief Financial Officer